EXHIBIT 10.2 SHARPS COMPLIANCE CORPORATION April 1, 2022 By Hand Delivery Mr. David P. Tusa Chief Executive Officer RE: Separation and Release Agreement Dear David: The purpose of this separation and release agreement (the “Separation Agreement”) is to memorialize the terms and conditions of the termination of your employment with Sharps Compliance Corporation and its subsidiaries and affiliates (collectively, the “Company”) as a result of your voluntary resignation. To ensure that your separation from the Company occurs on mutually acceptable terms, this Agreement, along with a General Release in the form on Exhibit A attached hereto and made a part hereof (the “General Release”), will summarize the terms and conditions surrounding your separation including, without limitation, the compensation and benefits that will be provided to you. Termination Date The effective date of the termination of your employment is April 1, 2022 (“Termination Date”). Resignation as Officer and Director of the Company Your roles as President and Chief Executive Officer of the Company shall cease effective as of the Termination Date. Effective as of the Termination Date, you also hereby resign from all other positions then held by you as an officer or member of any board of directors, and any committee thereto, throughout the Company. You will execute such additional documents as requested by the Company to evidence the foregoing. Accrued Obligations Whether or not you chooses to sign this Agreement, the Company will pay you any (a) accrued but unpaid base salary you earned through the Termination Date, (b) unpaid or unreimbursed expenses incurred in accordance with Company policies and (c) any accrued but unpaid benefits provided under the Company’s employee benefit plans, subject to and in accordance with the terms of those plans, in each case, less applicable withholding and employment taxes, all of which shall be paid to you within thirty (30) days after the Termination Date or such other date as required under the applicable employee benefit plan. For purposes of this Agreement, the amounts described in this section shall be referred to as the “Accrued Obligations.” Separation Benefits In the event that you execute and deliver to the Company this Separation Agreement and the General Release, and you do not revoke them within the time period permitted by law (such period, the “Revocation

Page 2 of 10 Period”), the following shall apply: a. The Company shall pay you severance pay in the total gross amount of six hundred thousand and 00/100 dollars ($600,000) (the “Severance Payment”), less all required withholdings, including federal and state withholding taxes and other deductions the Company is required by law to make from the Severance Payment. The Severance Payment shall be paid on the first regular payday following the Revocation Period. b. Your medical and dental insurance continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) will be provided to you in a separate letter. If you (or your eligible dependents) timely and properly elect COBRA continuation coverage, the Company will continue to pay the cost of the COBRA premiums until the earlier of 18 months following the Termination Date, or the termination of your rights under COBRA. c. The Company previously granted you the options to purchase Company common stock set forth on Exhibit B (the “Stock Options”). The Stock Options, to the extent then outstanding and unvested, shall vest and become exercisable on an accelerated basis on the Termination Date. In addition, the unexercised portion of each Stock Option that is outstanding, vested and exercisable on the Termination Date (including the portion of any Stock Option that vests and becomes exercisable as contemplated by this section) shall remain exercisable until the earlier of (i) the date that is 24 months following the Termination Date or (ii) the expiration date of such Stock Option, as set forth in the applicable Stock Option award agreement. Notwithstanding the foregoing, (x) no Stock Options that vest on an accelerated basis pursuant to this Agreement shall be exercisable prior to the expiration of the Revocation Period (y) if you fail to timely execute or revoke this Separation Agreement and the General Release, then no Stock Options shall vest on an accelerated basis pursuant hereto and, in such case, the Stock Option award agreements shall continue to govern the terms of the Stock Options granted pursuant thereto without regard to this Separation Agreement. d. The Company will continue, for 18 months following the Termination Date, to make lease payments and pay the automobile insurance premiums on the Company automobile currently allotted to you for your use. For purposes of this Separation Agreement, the benefits described above in this section shall be referred to as the “Separation Benefits”. You acknowledge and agree that this Separation Agreement shall supersede and replace all benefits, rights and obligations in connection with your employment or service with the Company. Accordingly, you further acknowledge and agree that this Separation Agreement sets forth all compensation and benefits to which you are entitled and shall be paid you in full satisfaction thereof, in connection with your employment or service with the Company. Should you revoke your General Release within the Revocation Period, then you shall forfeit all Separation Benefits, and no Separation Benefits or other consideration will be due to you. Survival of Restrictive Covenants Reference is hereby made to your Employment Agreement with the Company dated July 14, 2003 (as amended, the “Employment Agreement”). You acknowledge and agree that Section 1.5 (Confidential Information) and Section 1.6 (Restrictive Covenant) of the Employment Agreement shall continue and remain in full force and effect and be governed by the terms and conditions set forth therein notwithstanding your separation with the Company. For clarity, you confirm and acknowledge that (a) your confidentiality

Page 3 of 10 obligations under your Employment Agreement shall continue in perpetuity and (b) your non-competition, employee non-solicitation, and customer non-solicitation obligations under your Employment Agreement shall continue for eighteen (18) months following your Termination Date. Release of Claims Against the Company In exchange for and as a condition to receiving the Separation Benefits, except as set forth in the General Release, you shall knowingly and willingly release the Company from any kind of claim you have arising out of or related to your employment and/or the termination of your employment with the Company by executing the General Release on or within twenty-one (21) days after the Termination Date, and agree to be bound by the terms and conditions thereof. Return of Property Within seven (7) calendar days following your Termination Date, you will, to the extent not previously returned or delivered, return to the Company all Company confidential information and all materials and all copies or tangible embodiments of materials involving Company confidential information, and all other Company property, in your custody, possession, or control; provided, however, that you may keep your cellular phone (and associated cellular phone number) at your sole cost and expense, subject to reasonable measures to remove Company information and property from such devices, as determined by the Company’s IT department. The Company, in its sole discretion, may delay any payment otherwise due to you under this Separation Agreement until you have complied with this paragraph; and notwithstanding any such delay, you shall remain bound by your obligations in this Separation Agreement. Mutual Non-Disparagement You agree that, except as permitted or required by applicable law, you will not directly or indirectly: (i) disparage or say or write negative things about the Company, its subsidiaries and affiliates, and their officers, directors, managers, partners, agents, or employees; or (ii) initiate or participate in any discussion or communication that reflects negatively on the Company, its subsidiaries and affiliates and their officers, directors, managers, partners, agents, or employees. The Company agrees that it will not, and the Company shall use its best efforts to cause its executive officers and directors to not, make or publish any statement disparaging you, or in any way adversely affecting or otherwise maligning your reputation. A disparaging or negative statement is any communication, oral or written, which would tend to cause the recipient of the communication to question the business condition, integrity, competence, fairness, or good character of the person or entity to whom the communication relates. The foregoing provision and all other provisions herein do not restrict you or the Company from cooperating with any government investigation or testifying if so required by subpoena or as otherwise required by applicable law. You and the Company hereby represent and agree that neither party shall not now or ever in the future authorize, verbally, in writing, or electronically, any formal public statement that is disparaging, derogatory, or otherwise inflammatory about the other party to any third party, and that each party has not and will not make or solicit any formal public comments, statements or the like that may be considered derogatory or detrimental to the other party’s good name and business reputation. Inventions and Intellectual Property

Page 4 of 10 You hereby assign to the Company your entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which were conceived by you or developed or acquired by you during your employment with the Company and which may pertain directly or indirectly to the business of the Company or any of its subsidiaries or affiliates, and which you hereby agrees was work for hire performed in the scope of your employment. You agree to disclose fully all such developments to the Company upon its request, which disclosure will be made in writing promptly following any such request. You will, upon the Company’s request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks, and copyrights in all countries. You acknowledge and agree that you hereby are and have been notified by the Company, and understand, that the foregoing provisions of this paragraph do not apply to an invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on your own time, unless: (i) the invention relates (x) to the business of the Company or (y) to the Company’s actual or demonstrably anticipated research and development, or (ii) the invention results from any work performed by you for the Company. Insider Trading Restrictions You understand that the federal “insider trading” securities laws continue to apply to you notwithstanding any separation of employment from the Company; that the Company’s Insider Trading Policy and federal law prohibit You from trading in Company securities while in possession of material nonpublic information concerning the Company; and the prohibition against such trading continues to apply to you after leaving the Company. Therefore, you agree to abide by the Company’s trading windows even after the Termination Date, until such time as the insider information you possess, if any, becomes public. Cooperation and Assistance For a reasonable period of time following the Termination Date, and upon reasonable notice and at reasonable times, you agree to assist and cooperate with the Company, by telephone or video conference or otherwise, concerning business or legal related matters about which you possess relevant knowledge or information. Such cooperation shall only be provided at the Company’s specific request and will include, but not be limited to, assisting or advising the Company with respect to any business-related matters or any actual or threatened legal action (including testifying in depositions, hearings, and/or trials) about which you possess relevant knowledge or information. In addition, you agree to promptly inform the Company if any person or entity contacts you in an effort to obtain information about the Company. Severability; Entire Agreement; No Oral Modifications; No Waivers If a court of competent jurisdiction determines that any of the provisions of this Separation Agreement and General Release are invalid or legally unenforceable, all other provisions of this Separation Agreement and General Release shall not be affected and are still enforceable. This Separation Agreement and General Release are intended to be a single integrated contract expressing our entire understanding regarding the subjects it addresses. As such, it supersedes all oral and written agreements and discussions that occurred before the time you sign each of them. This Separation Agreement and General Release may be amended or modified only by an agreement in writing signed by you and countersigned by an executive officer of the Company. The failure by the Company or you (i) to declare a breach, or (ii) to otherwise assert rights under this Separation Agreement and General Release, shall not be construed as a waiver of any of rights under this Separation Agreement and General Release. This Separation Agreement and the General Release may be executed and delivered (including by portable document format or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when

Page 5 of 10 executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Acknowledgements and Certifications You acknowledge and certify that: • You have read and you understand all of the terms of this Separation Agreement and the General Release on Exhibit A, and are not relying on any representation or statement, written or oral, not set forth in the Separation Agreement and the General Release; • You are signing the Separation Agreement, and shall sign the General Release, knowingly and voluntarily; • You have been advised to consult with an attorney before signing the Separation Agreement and the General Release; • You have the right to consider the terms of this Separation Agreement and General Release for 21 days; however, you do not have to take all 21 days to consider it, and if you take fewer than 21 days to review this Separation Agreement and General Release, you expressly waive any and all rights to consider this Separation Agreement and General Release for the balance of the 21-day review period; • The General Release includes a release of any claim you might have under the ADEA (the “ADEA Claims”). For seven (7) days after signing the General Release, you have the right to revoke your release of ADEA Claims (the “ADEA Revocation Period”). To revoke your release of any ADEA Claims, you must inform the Company, by delivering a letter expressly providing for revocation, within seven (7) days of having signed the General Release. You should e-mail your written revocation to the attention of the Chairwoman of the Company Board at gabrielsonsr@gmail.com. You should understand that revoking your release of ADEA Claims does not revoke your release of other claims that you have released in the General Release, nor does it affect the validity or remainder of this Separation Agreement and General Release in any way; and • You and the Company agree that any changes that have been made to this Separation Agreement and General Release from the version originally presented to you do not extend the 21-day period you have been given to consider this Separation Agreement and General Release, whether those changes are deemed material or non-material. {Signature Page Follows}

IF YOU SIGN THIS DOCUMENT AND EXHIBIT A ATTACHED HERETO, IT BECOMES A LEGALLY ENFORCEABLE AGREEMENT EFFECTIVE ON THE DATE SIGNED BY THE COMPANY. Dated: April 1, 2022 /s/ David P. Tusa DAVID P. TUSA Dated: April 1, 2022 SHARPS COMPLIANCE CORPORATION By: /s/ Sharon Gabrielson Name: Sharon Gabrielson Title: Chair of the Board

EXHIBIT A – GENERAL RELEASE OF CLAIMS EXHIBIT A GENERAL RELEASE OF CLAIMS In exchange for the Separation Benefits described in my Separation and Release Agreement with Sharps Compliance Corporation (the “Company”), dated April 1, 2022 (the “Separation Agreement”), I, on behalf of myself and all of my heirs, executors, administrators and assigns, hereby fully and forever release and discharge the Company, its subsidiaries and affiliates and their respective directors, managers, officers, employees, agents, successors, predecessors, subsidiaries, parent, affiliates, shareholders, employee benefit plans, and assigns (together called the “Releasees”) from all known and unknown claims and causes of action including, without limitation, any claims or causes of action arising out of or relating in any way to my employment with the Company, including, without limitation, the termination of my employment and any rights and benefits under any agreements entered into by and between the Company and me in connection with my employment with the Company (except as may be set forth in the Separation Agreement). I understand and agree that this General Release of All Claims (“Release”) is a full and complete waiver of all claims including, without limitation, claims of wrongful discharge, constructive discharge, breach of contract, breach of the covenant of good faith and fair dealing, harassment, retaliation, discrimination, violation of public policy, defamation, invasion of privacy, interference with a leave of absence, fraud, estoppel, personal injury, emotional distress, or other common law claims and claims under Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Americans With Disabilities Act, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967 (ADEA), the Older Workers Benefit Protection Act, the Conscientious Employee Protection Act, the Family Medical Leave Act, the Retirement Income Security Act of 1974 (ERISA), or any other federal or state law or regulation relating to employment or employment discrimination. I fully understand and agree that this Release includes all claims, known and unknown, to the greatest extent permitted by applicable law. However, this Release covers only those claims that arose prior to the execution of this Release. Execution of this Release does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Release. Notwithstanding my release of claims and the non-disparagement and cooperation obligations set forth in the Separation Agreement, I retain the right to file a charge of alleged employment discrimination with the federal Equal Employment Opportunity Commission (EEOC) or a state or local civil rights agency or to participate in the investigation of such charge filed by another person or to initiate or respond to communications with the EEOC or a state or local civil rights agency; however I waive all rights to share in any damages awarded under any class action, EEOC charge, or state civil rights agency complaint or as a result of any federal, state, or local administrative agency action. Nothing in this General Release prohibits or restricts me from filing a charge or complaint with the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), or any other securities regulatory agency or self-regulatory authority (“Government Agencies”). I further understand that this General Release does not limit my ability to communicate with any securities regulatory agency or authority or otherwise participate in any investigation or proceeding that may be conducted by any governmental agency in connection with reporting a possible securities law violation without notice to the Company. This General Release does not limit my right to receive an award for information provided to the SEC staff or any other securities regulatory agency or authority. I also hereby agree that nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing by the Releasees or me.

EXHIBIT A – GENERAL RELEASE OF CLAIMS If any provision of this Release is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the full extent permitted by law. This Release and the Separation Agreement, as well as the agreements and plans referred to therein, constitute the entire agreement between me and Releasees with regard to the subject matter of this Release. They supersede any other agreements, representations or understandings, whether oral or written and whether express or implied, which relate to the subject matter hereof. Notwithstanding the forgoing, I acknowledge and agree Section 1.5 (Confidential Information) and Section 1.6 (Restrictive Covenant) of my Employment Agreement shall remain in full force and effect. This Release may only be modified in a written document signed by me and a duly authorized officer of the Company. I agree that the Company shall have no duty to provide the Separation Benefits described in the Separation Agreement unless and until I have returned to the Company any and all of the Company’s property in my possession or under my control (including, but not limited to, cellular phones; computers; keys; credit cards; access badges; company files or documents, including copies thereof). I hereby acknowledge that I have read and understand this Release and that I sign it voluntarily and without coercion. I further acknowledge that I was given an opportunity to consider and review this Release and to consult with an attorney of my own choosing at my own expense concerning the waivers contained in this Release and that the waivers are knowing, conscious, and with full appreciation that at no time in the future may I pursue any of the rights that I waived in this Release. I understand that I have the right to consult with an attorney before signing this Release. I also understand that, as provided under the Older Workers Benefit Protection Act of 1990, I have twenty- one (21) days after receipt of this Release to review and consider this Release, discuss it with an attorney of my own choosing, and decide to sign it or not sign it. I also understand that I may revoke this Release during a period of seven (7) days after I sign it (the “Revocation Period”) and that this Release will not become effective until the eighth day after I sign it (and then only if I do not revoke it). In order to revoke this Release, within seven (7) days after I sign this Release I must e-mail my written revocation to the attention of the Chairwoman of the Company Board at gabrielsonsr@gmail.com. I understand that if I choose to revoke this Release during the Revocation Period, I will not be entitled to the Consideration and the Release will have no effect. Notwithstanding the above, by signing this Release, I do not release and discharge these “Protected Rights”: (a) any right to vested benefits that I may have under the terms of any profit-sharing or retirement benefit plan administrated by the Company or under any existing equity award agreements in effect with the Company; (b) the right to file any claims that are not permitted to be waived or released under applicable law or regulation, including but not limited to, the right to file claims for workers’ compensation or for unemployment compensation; (c) the right to bring a lawsuit against the Company to enforce the Company’s obligations under this Agreement; (d) indemnification rights that I have against the Company, as provided in the Company’s organizational documents; and (e) any claims arising after the date on which the I sign this Separation Agreement. Nor is this Separation Agreement intended in any way to limit my right or ability to: (i) make any disclosure of information required by law or protected under the whistleblower provisions of any law; (ii) initiate a charge with, provide information to, testify at, participate, or otherwise assist in investigations conducted by a government agency or (iii) respond to any inquiry from any such authority or governmental agencies, including an inquiry about the existence of this Separation Agreement or its underlying facts. This Agreement does not require me to notify the Company of any such communications or inquiry described in this section. I will not, however, seek or accept any award of back pay, front pay, compensatory damages, punitive damages, attorneys’ fees, or reinstatement

EXHIBIT A – GENERAL RELEASE OF CLAIMS in any such charge, civil action, suit, or proceeding. Before signing my name to this Release, I state that: I have read it, I understand it, I know that I am giving up important rights, I am aware of my right to consult an attorney before signing it, and I have signed it knowingly and voluntarily. This Release shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to principles of conflict of laws. Dated: April 1, 2022 /s/ David P. Tusa DAVID P. TUSA

EXHIBIT B SCHEDULE OF STOCK OPTIONS 1. Option granted August 28, 2015 covering 9,270 shares of Company common stock at an exercise price of $6.74 per share. 2. Option granted September 28, 2017 covering 50,000 shares of Company common stock at an exercise price of $4.80 per share. 3. Option granted February 13, 2019 covering 400,000 shares of Company common stock at an exercise price of $3.80 per share. 4. Option granted August 24, 2021 covering 102,400 shares of Company common stock at an exercise price of $8.86 per share.